UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☒    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12
RPX Corporation

(Name of Registrant as Specified In Its Charter)

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RPX Corporation
One Market Plaza
Suite 800
San Francisco, CA 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2013
To the Stockholders of RPX Corporation:
The annual meeting of stockholders for RPX Corporation (the “Company”) will be held at the offices of the Company at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, on Tuesday, June 11, 2013, at 10:00 a.m. local time. The purposes of the meeting are:
1.    To elect the three Class II directors named in this proxy statement (Proposal 1);

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 2); and

3.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 25, 2013 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in San Francisco, California during normal business hours for a period of ten days prior to the annual meeting.

YOUR VOTE IS IMPORTANT!
Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 11, 2013: The proxy statement and annual report are available at http://ir.rpxcorp.com/annual-proxy.cfm.
By order of the Board of Directors,

Martin E. Roberts
Secretary of the Company
San Francisco, California
Date: April 29, 2013

RPX CORPORATION
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 11, 2013

RPX CORPORATION
One Market Plaza
Suite 800
San Francisco, CA 94105
(866) 779-7641

PROXY STATEMENT
FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2013 annual meeting of stockholders (the “Annual Meeting”) of RPX Corporation (sometimes referred to as “we”, the “Company” or “RPX”), which will be held at the offices of the Company at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, on Tuesday, June 11, 2013 at 10:00 a.m. local time. Directions to the Company’s offices are available on the “About RPX” section of our website located at http://www.rpxcorp.com.
We are making this proxy statement and our annual report available to stockholders at http://ir.rpxcorp.com/annual-proxy.cfm. On May 1, 2013, we will begin mailing to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report or (ii) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report. The Notice also describes how you may submit your proxy over the Internet. If you receive a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these proxy materials?
You have received these proxy materials because you owned shares of RPX common stock as of April 25, 2013, the record date for the Annual Meeting, and our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. The Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
How may I vote at the Annual Meeting?
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.
When you vote by using the Internet, by telephone or by signing and returning the proxy card, you appoint Ned Segal and Martin E. Roberts as your representatives (or proxy holders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 25, 2013, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 51,573,567 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 11, 2013 and will be accessible for ten days prior to the meeting at our principal place of business, One Market Plaza, Suite 800, San Francisco, California 94105, weekdays between the hours of 9:00 a.m. and 5:00 p.m. local time.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholders of record—If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, these proxy materials have been sent directly to you by RPX.
Beneficial owners—Many of our stockholders hold their shares through a broker, trustee or nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a trustee or nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.
As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.
How do I vote?
Stockholders of record—Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders of record also may attend the meeting and vote in person.

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You may vote by using the Internet. The address of the website for Internet voting is www.investorvote.com/RPXC. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 10, 2013. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded;

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You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 10, 2013. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded; or

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Beneficial owners—If you hold shares through a broker, trustee or nominee, please refer to your Notice or other information forwarded by your broker, trustee or nominee to see which voting options are available to you.
The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares through a broker, trustee or nominee, you must obtain a “legal proxy,” executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are a stockholder of record, you may revoke your proxy in any one of these ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at One Market Plaza, Suite 800, San Francisco, California 94105;

•	You may sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.
How many votes does RPX need to hold the Annual Meeting?
A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, a quorum will be present if a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 51,573,567 shares of common stock outstanding and entitled to vote. Thus, 25,786,784 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, trustee or nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.
What matters will be voted on at the Annual Meeting?
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect three Class II directors nominated by our board of directors and named in this proxy statement to serve a term of three years until our 2016 annual meeting of stockholders; and

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
Could other matters be decided at the Annual Meeting?
RPX does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment.
What will happen if I do not vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker, Trustee or Nominee. Brokers, trustees or nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker, trustee or nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers, trustees or nominees who are voting shares held for a beneficial owner, brokers, trustees or nominees have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker, trustee or nominee does not have discretion to vote your shares on Proposal 1 but does have discretion to vote your shares on Proposal 2.
We encourage you to provide instructions to your broker, trustee or nominee by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
How may I vote for each proposal and what is the vote required for each proposal?
Proposal 1: Election of three Class II directors.
With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the three nominees for director;

•	vote “FOR” one or more nominees and “WITHHOLD” your vote for the remaining nominee or nominees; or

•	“WITHHOLD” your vote for all three nominees.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees who are properly nominated in accordance with our bylaws and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker, trustee or nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.
Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are represented in person or by proxy and that are entitled to vote on Proposal 2 at the Annual Meeting. Abstentions will be counted as though they had been voted “AGAINST” the proposal. Broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker, trustee or nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.
What happens if a director nominee is unable to stand for election?
If a nominee is unable to stand for election, our board of directors may either:

•	reduce the number of directors that serve on the board; or

•	designate a substitute nominee.
If our board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does our board of directors recommend that I vote?
Our board recommends a vote:

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Proposal 1: “FOR” the election of each of John A. Amster, Geoffrey T. Barker and Steven L. Fingerhood as Class II directors to serve a term of three years until our 2016 annual meeting of stockholders; and

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of John A. Amster, Geoffrey T. Barker and Steven L. Fingerhood as Class II directors; and

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

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If any other matter is properly presented at the Annual Meeting, the proxy holders for shares voted on the proxy card (i.e., one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.

What do I need to show to attend the Annual Meeting in person?
You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of RPX Corporation common stock as of April 25, 2013) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) or other recording devices in the meeting room.
Who is paying for this proxy solicitation?
The accompanying proxy is being solicited by the board of directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What happens if the Annual Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results are expected to be reported on a Current Report on Form 8-K filed with the SEC no later than June 17, 2013.
How can I find RPX’s proxy materials and annual report on the Internet?
This proxy statement and the 2012 annual report are available at our corporate website at http://ir.rpxcorp.com/annual-proxy.cfm, which, in accordance with SEC rules, does not have “cookies” that identify visitors to the site. You can also obtain copies without charge at the SEC’s website at www.sec.gov. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

How do I obtain a separate set of RPX’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.
Can I receive future proxy materials and annual reports electronically?
Yes. This proxy statement and the 2012 annual report are available on the investor relations section of our website located at http://ir.rpxcorp.com/annual-proxy.cfm. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Whom should I call if I have any questions?
If you have any questions, would like additional RPX proxy materials or proxy cards, or need assistance in voting your shares, please call our investor relations line at (415) 418-2563.
Can I submit a proposal for consideration at the 2014 annual meeting of stockholders?
Stockholders of the Company may submit proper proposals for consideration at our 2014 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner.
Requirements for stockholder proposals to be considered for inclusion in our proxy material—In order to be considered for inclusion in our proxy materials for the 2014 annual meeting of stockholders, stockholder proposals must:

•	be received by the Secretary of the Company no later than the close of business on January 1, 2014; and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our bylaws.
Requirements for stockholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the board of directors, or (2) by any stockholder entitled to vote who has timely delivered written notice to the Secretary of the Company during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the nominating and corporate governance committee as a potential nominee for director, see the procedures discussed in “Corporate Governance—Nominating Process for Recommending Candidates for Election to the Board.”
The bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the board of directors, or (3) by a stockholder who has timely delivered written notice which sets forth all information required by the bylaws to the Secretary of the Company during the Notice Period (as defined below).

The “Notice Period” is defined as the period commencing on the date 75 days prior to the one year anniversary of the date on which RPX first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders and terminating on the date 45 days prior to the one year anniversary of the date on which RPX first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Period for our 2014 annual meeting of stockholders will be from February 15, 2014 to March 17, 2014.
If a stockholder who has notified RPX of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
A copy of our bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our bylaws is also available at our corporate website at www.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. Such requests and all notices of proposals and director nominations by stockholders should be sent to RPX Corporation, One Market Plaza, Suite 800, San Francisco, California 94105, Attention: Secretary of the Company.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on Tuesday, June 11, 2013
This proxy statement and our annual report are available on-line at http://ir.rpxcorp.com/annual-proxy.cfm.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
General
Our board of directors currently comprises nine directors divided into three classes with staggered three-year terms. There are currently three directors in Class I, three directors in Class II and three directors in Class III. The term of office of our Class I directors, Izhar Armony, Randy Komisar and Giuseppe Zocco, will expire at the 2015 annual meeting of stockholders. The term of office of our Class II directors, John A. Amster, Geoffrey T. Barker and Steven L. Fingerhood, will expire at this year’s Annual Meeting. The term of office of our Class III directors, Shelby W. Bonnie, Sanford R. Robertson and Thomas O. Ryder, will expire at the 2014 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting.
Nominees for Election as Class II Directors at the Annual Meeting
This year’s nominees for election to the board as our Class II directors to serve for a term of three years expiring at the 2016 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 25, 2013 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any of the nominees will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
John A. Amster	44	Chief Executive Officer; President; Director	2008
Geoffrey T. Barker	51	Executive Director; Director	2008
Steven L. Fingerhood	55	Director	2012

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that each nominee should serve as one of our directors.
John A. Amster, age 44, has served as our Chief Executive Officer since March 2010, our Co-Chief Executive Officer from our inception until March 2010 and a director since our inception. Prior to founding our company, Mr. Amster served as the General Manager of Strategic Acquisitions and Vice President of Licensing at Intellectual Ventures, a patent licensing firm, where he was responsible for strategic acquisitions of patent portfolios as well as developing the software and e-commerce licensing programs, from 2005 to 2008. From 2003 to 2004, Mr. Amster served as Managing Director and founded the M&A Advisory practice for Ocean Tomo, an intellectual property and brokerage firm. From 1998 to 2003, Mr. Amster served in various positions, most recently as Vice President and Secretary, at InterTrust Technologies, where he worked on intellectual property transactions, merger and acquisition activities and late-stage financing activities. Mr. Amster received a J.D. from Benjamin N. Cardozo School of Law and a B.A. from Middlebury College. Our board of directors determined that Mr. Amster should serve as a director based on his position as an officer of our company, his history as one of our founders and largest stockholders and his experience in the fields of intellectual property and law.
Geoffrey T. Barker, age 51 and a founder of our company, has served as our Executive Director since September 2012, our Chief Operating Officer from March 2010 until September 2012, our Co-Chief Executive Officer from our inception until March 2010 and a director since our inception. Prior to founding our company, Mr. Barker served as Vice President of Licensing at Intellectual Ventures, where he was responsible for the portfolio development and licensing strategy of its software patent portfolio from 2006 to 2008. From 2000 to 2006, Mr. Barker served as founder, Chairman and CEO of Vigilos, Inc., which provided a platform for controlling and managing the physical security systems of large enterprises. Prior to founding Vigilos, Mr. Barker was co-founder and co-CEO of The Cobalt Group from 1995 to 2000. Prior to that, Mr. Barker held positions in trading, research and investment banking with Kidder, Peabody & Company, Salomon Brothers Inc. and Piper Jaffray Incorporated. Mr. Barker received an M.B.A. from Columbia University and a B.A. in Economics from Tufts University. Our board of directors determined that Mr. Barker should serve as a director based on his position as an officer of our company, his history as one of our founders and largest stockholders and his experience in the fields of technology, finance and intellectual property.
Steven L. Fingerhood, age 55, has been a director of our company since April 2012. Mr. Fingerhood is the managing partner of Technology Opportunity Partners, L.P., a private investment partnership, a position he has held since 2003. Previously, Mr. Fingerhood was the founder of Zero Gravity Technologies Corporation, a developer of document security solutions, and served as its chairman and Chief Executive Officer until its sale to InterTrust Technologies Corporation in 2001. Prior to that, Mr. Fingerhood founded and was Chief Executive Officer of Direct Language Communications, Inc., a provider of localization services to the technology industry. Mr. Fingerhood also serves as lead independent director on the board of Harris Interactive Inc. Mr. Fingerhood received a J.D. from Harvard Law School and a B.A. in Economics from Harvard University. Our board of directors determined that Mr. Fingerhood should serve as a director because of his extensive experience as an entrepreneur, investor and senior executive in the technology and business services industries, as well as his skills relating to financial statement and accounting matters.
Required Vote and Recommendation of the Board for Proposal 1
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class II directors. The three nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as Class II directors. You may vote “FOR” or “WITHHOLD” your vote on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Amster, Barker and Fingerhood to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class II director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” JOHN A. AMSTER, GEOFFREY T. BARKER AND STEVEN L. FINGERHOOD.
Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that each director should serve as one of our directors. The age of each director as of April 25, 2013 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Izhar Armony	49	Director	2008
Randy Komisar	58	Director	2008
Giuseppe Zocco	47	Director	2009
Shelby W. Bonnie	48	Director	2011
Sanford R. Robertson	81	Director	2011
Thomas O. Ryder	68	Director	2009

Class I Directors (Terms Expire in 2015)
Izhar Armony, age 49, has been a director of the Company since August 2008. Mr. Armony has been a general partner at Charles River Ventures, a venture capital investment firm, since 1997. Prior to joining Charles River Ventures, Mr. Armony was with Onyx Interactive, an interactive training company based in Tel Aviv where he served as Vice President of Marketing and Business Development. Mr. Armony also served as an officer in the Israeli Army. Mr. Armony has been a director of Virtusa Corporation since 2004 and also serves as a director of a number of privately held companies. Mr. Armony received an M.B.A. from the Wharton School of Business and an M.A. in Cognitive Psychology from the University of Tel Aviv in Israel. Our board of directors determined that Mr. Armony should serve as a director based on his extensive experience in the technology industry and venture capital, as well as his relationship with Charles River Ventures, one of our largest stockholders.
Randy Komisar, age 58, has been a director of the Company since August 2008. Mr. Komisar has been a partner at Kleiner Perkins Caufield & Byers, a venture capital investment firm, since 2005. Prior to joining Kleiner Perkins Caufield & Byers, Mr. Komisar worked with entrepreneurs creating businesses in the technology industry. Mr. Komisar was a director of TiVo Inc. from 1998 to 2010. During the past five years, Mr. Komisar has also been a director of a number of privately held companies. Mr. Komisar received a J.D. from Harvard Law School and a B.A. in Economics from Brown University. Our board of directors determined that Mr. Komisar should serve as a director based on his extensive experience in the technology industry and venture capital, as well as his relationship with KPCB Holdings, Inc., one of our largest stockholders.
Giuseppe Zocco, age 47, has been a director of the Company since July 2009. Since 1996, Mr. Zocco has been a general partner of Index Ventures, a venture capital firm he co-founded. From 1991 to 1996, Mr. Zocco served as a consultant with McKinsey & Company, a consulting firm. Mr. Zocco also serves on the boards of directors of a number of privately held companies. Mr. Zocco holds a B.A. in Business Administration from Bocconi University in Milan, an I.E.P. from London Business School and an M.B.A. from the Stanford Graduate School of Business. Our board of directors determined that Mr. Zocco should serve as a director based on his extensive experience in the technology industry and venture capital, as well as his relationship with Index Ventures, one of our largest stockholders.
Class III Directors (Terms Expire in 2014)
Shelby W. Bonnie, age 48, has been a director of our company since January 2011. Mr. Bonnie is a Managing Director of Allen & Company, a position he has held since September of 2012. Previously, Mr. Bonnie was the CEO of Whiskey Media LLC, a position he held from June 2007 until February 2012. Mr. Bonnie was a co-founder of CNET Networks, Inc. and was at CNET Networks, Inc. as both an executive and member of the board of directors from 1993 to 2006, including as Chief Executive Officer from March 2000 until October 2006. Prior to joining CNET Networks, Inc., Mr. Bonnie held positions at Tiger Management Corporation, a New York-based investment management firm, Lynx Capital, a private equity fund, and Morgan Stanley & Co. Inc. Mr. Bonnie received a B.S. in Commerce from the University of Virginia and an M.B.A. from Harvard Business School. Our board of directors determined that Mr. Bonnie should serve as a director based on his extensive experience in the technology industry, as well as his skills relating to financial statement and accounting matters.
Sanford R. Robertson, age 81, has been a director of our company since May 2011. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Co., a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson also serves on the boards of directors of Dolby Laboratories, Inc., Pain Therapeutics, Inc., salesforce.com, inc. and the Schwab Charitable Fund. Mr. Robertson received a B.B.A. and an M.B.A. from the University of Michigan. Our board of directors determined that Mr. Robertson should serve as a director based on his extensive experience in investment banking, private equity and capital markets transactions in the technology industry, as well as his service on the boards of other publicly held companies.
Thomas O. Ryder, age 68, has been a director of our company since December 2009. Mr. Ryder has been a director of Starwood Hotels & Resorts Worldwide, Inc. since April 2001, Amazon.com, Inc. since November 2002 and Quad/Graphics, Inc. since July 2010 and was Chairman of the board of directors at Virgin Mobile USA, Inc. from October 2007 to November 2009. Mr. Ryder was Chairman of the Reader’s Digest Association, Inc. from April 1998 to December 2006 and was its Chief Executive Officer from April 1998 to December 2005. Mr. Ryder received a B.A. in Journalism from Louisiana State University. Our board of directors determined that Mr. Ryder should serve as a director based on his experience as a senior executive of a large company, including experience with intellectual property, as well as his customer experience skills and skills relating to financial statement and accounting matters.

CORPORATE GOVERNANCE
Independent Directors
We believe our corporate governance initiatives comply with the rules and regulations of the SEC and with the rules of The NASDAQ Stock Market, or NASDAQ. Our board of directors evaluates our corporate governance principles and policies on an ongoing basis.
Each of our directors other than John A. Amster and Geoffrey T. Barker qualifies as an independent director in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in certain types of business dealings with the Company. In addition, as further required by the NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by RPX with regard to each director’s business and personal activities as they may relate to us and our management.
Board Committees
We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and current SEC and NASDAQ rules and regulations. We intend to comply with future requirements as they become applicable to us.
Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are available on the investor relations section of our website located at http://ir.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Each committee has the composition and responsibilities described below.
The following table provides membership and meeting information for each of the committees of the board of directors during 2012:

Committee	Members	Number of Meetings in 2012
Audit Committee	Shelby W. Bonnie Steven L. Fingerhood (1) Thomas O. Ryder (2) Giuseppe Zocco (3)	8
Compensation Committee	Shelby W. Bonnie (2) Sanford R. Robertson Thomas O. Ryder	7
Nominating and Corporate Governance Committee	Izhar Armony (2) Randy Komisar Giuseppe Zocco	1
___________________

(1)	Appointed as a member of the committee on April 26, 2012.

(2)	Chairman of the committee.

(3)	Resigned as a member of the audit committee on April 26, 2012.

The primary responsibilities of each committee are described below.
Audit Committee
Messrs. Bonnie, Fingerhood, and Ryder serve on the audit committee, and Mr. Ryder serves as its chairman. Our board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that Shelby W. Bonnie, Steven L. Fingerhood, and Thomas O. Ryder are independent (as independence is currently defined in applicable Nasdaq listing standards for audit committees and Rule 10A-3 promulgated under the Exchange Act).
Prior to April 26, 2012, when Mr. Zocco was replaced by Mr. Fingerhood as a member of our audit committee, we relied on Rule 10A-3(b)(iv) promulgated under the Exchange Act, which provides an exemption from the requirement that each member of the audit committee meet the heightened standards of independence for audit committee members. We do not believe that Mr. Zocco’s membership on the audit committee had a material adverse effect on the ability of the audit committee to act independently or fulfill its duties.
Our board of directors has determined that Messrs. Bonnie and Ryder are audit committee financial experts, as defined by the rules promulgated by the SEC. The designation of Messrs. Bonnie and Ryder as audit committee financial experts does not impose on them any duties, obligations or liability that are greater than those that are generally imposed on them as members of our audit committee and our board of directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.
The audit committee assists our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes actions as it deems necessary to satisfy itself that such firm is independent of management. The audit committee is also responsible for monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.
Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.
Compensation Committee
Messrs. Bonnie, Robertson and Ryder serve on the compensation committee, and Mr. Bonnie serves as its chairman. Our board of directors has determined that Messrs. Bonnie, Robertson and Ryder satisfy the independence requirements of the applicable Nasdaq listing standards and SEC rules and regulations for directors. Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.
The compensation committee assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs. In addition, the compensation committee reviews and approves the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our equity incentive plans.
Nominating and Corporate Governance Committee
Messrs. Armony, Komisar and Zocco serve on the nominating and corporate governance committee, and Mr. Armony serves as its chairman. Our board of directors has determined that Messrs. Armony, Komisar and Zocco satisfy the applicable Nasdaq listing standards and SEC rules and regulations for directors.

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our board of directors concerning corporate governance matters.
The nominating and corporate governance committee is also responsible for reviewing with our board of directors from time to time the appropriate skills and guidelines required of directors in the context of the current make-up of the board.  These guidelines and skills of the board, as a whole, may include (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company’s business, (iii) financial expertise, (iv) diversity and (v) local and community ties.  The minimum qualifications and skills that each director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out his or her duties and to provide insight and practical wisdom based on experience.  The nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of these factors.
The nominating and corporate governance committee also considers director candidates recommended by our stockholders.  To recommend a candidate for election to our board of directors, a stockholder must notify the nominating and corporate governance committee by writing to: RPX Corporation, One Market Plaza, Steuart Tower, Suite 800, San Francisco, CA 94105, Attention: Secretary of the Company.  Such stockholder’s notice shall set forth the following information:

•
To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in which such individual is a nominee for election to our board of directors;

•	The director candidate’s written consent to (A) if selected, be named in the Company’s proxy statement and proxy and (B) if elected, to serve on our board of directors; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.
The nominating and corporate governance committee considers bona fide candidates from all relevant sources, including current board members, professional search firms, stockholders and other persons.  The committee evaluates director candidates in light of the board membership criteria described above, based on all relevant information and materials available to the committee.  This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.
Compensation Committee Interlocks and Insider Participation
In 2012, Messrs. Bonnie, Robertson, and Ryder served as members of the compensation committee. None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Board Meetings and Attendance
Our board of directors held eight meetings in 2012. Each member of the board attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual stockholder meetings. Four members of our board of directors attended our 2012 annual meeting of stockholders.

Board Leadership
Mr. Ryder serves as the lead independent director. Our board of directors does not have a chairman. The chief executive officer chairs all board meetings. The lead independent director acts as liaison between the independent directors and management, approves board meeting schedules and oversees the information distributed in advance of board meetings, is available to our in-house and outside corporate counsel to discuss and, as necessary, respond to stockholder communications to our board of directors, and calls meetings of the independent directors. We believe that having the lead independent director play a significant role in the leadership and administration of the board, yet having the chief executive officer chair board meetings, provides an efficient and effective division of responsibility and organizational structure for our Company. This arrangement enables the chief executive officer to focus his efforts on running the Company’s business while simultaneously directing the board’s attention to those matters most important to the business, while allowing the lead independent director to lead the board of directors in its fundamental role of providing advice to and independent oversight of management.
Risk Oversight
Our board of directors oversees the Company’s enterprise risk management activities, including reviewing policies and procedures to assess and manage exposure to enterprise risk. In performing this function, our board of directors consults with the Company’s management and our independent registered public accounting firm, as well as others. Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. Specifically, financial risks are overseen by the audit committee; risks relating to compensation plans and arrangements are overseen by the compensation committee; risks associated with director independence and potential conflicts of interest are overseen by the nominating and corporate governance committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full board of directors or the appropriate committee.
Code of Business Conduct
Our board of directors has adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with applicable laws, rules and regulations;

•	conflicts of interest;

•	public disclosure of information;

•	insider trading;

•	corporate opportunities;

•	competition and fair dealing;

•	gifts;

•	discrimination, harassment and retaliation;

•	health and safety;

•	confidentiality;

•	protection and proper use of company assets;

•	payments to government personnel; and

•	reporting illegal and unethical behavior.
The code of business conduct is available on the investor relations section of our website at http://ir.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Any waiver of the code of business conduct for an executive officer or director may be granted only by our board of directors or a committee thereof and must be timely disclosed as required by applicable law. We have also implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.
Communications to the Board of Directors
Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, to the lead independent director or to the independent directors generally, in care of RPX Corporation, One Market Plaza, Suite 800, San Francisco, California 94105, Attention: Secretary of the Company. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the lead independent director, chairman of a committee of the board of directors, the full board of directors or a particular director, as appropriate.
Director Compensation
Our board of directors adopted a compensation program for our non-employee directors in January 2011, which became effective upon our initial public offering in May 2011. Pursuant to such program, we do not compensate our non-employee directors for their service in cash, instead providing compensation in the form of stock option awards as described below. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.
Each new non-employee director is granted an initial stock option award to purchase 60,000 shares of common stock upon such director’s election to our board of directors, which vests in equal monthly installments over 36 months of service. In addition, non-employee directors who continue to serve on our board of directors receive annual stock option grants to purchase 7,500 shares of common stock in connection with our annual meetings of stockholders, which vest in equal monthly installments over 12 months of service. The annual stock option granted to a non-employee director who joined our board of directors within 12 months prior to an annual meeting will be pro-rated based on the number of whole months of service on our board during the prior 12 month period.
Both the initial and annual stock options are granted under our 2011 Equity Incentive Plan, are subject to full vesting acceleration in the event we undergo a change in control while the director is serving on our board of directors, have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and have a term of ten years from the date of grant, subject to earlier termination after termination of the director’s service.
The amounts paid to our non-employee directors for their service on our board of directors in 2012 are reflected in the table below.

Director Compensation Table for Year Ended December 31, 2012
The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2012, other than a director who is also an employee.

Name	Option Awards (1)(2)($)	Total ($)
Izhar Armony	$61,664	$61,664
Shelby W. Bonnie	61,664	61,664
Steven L. Fingerhood	570,273	570,273
Randy Komisar	61,664	61,664
Sanford R. Robertson	61,664	61,664
Thomas O. Ryder	61,664	61,664
Giuseppe Zocco	61,664	61,664
___________________

(1)
The amounts in this column represent the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 15 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2012 in our annual report on Form 10-K for fiscal year 2012 filed on March 11, 2013, for a discussion of the assumptions made by our company in determining the grant date fair value of its equity awards.

(2)
Pursuant to our compensation program for our non-employee directors, each of Messrs. Armony, Bonnie, Komisar, Robertson, Ryder and Zocco were granted options to purchase 7,500 shares of our common stock during the fiscal year ended December 31, 2012. Also pursuant to such program, Mr. Fingerhood was granted an option to purchase 60,000 shares of our common stock on April 26, 2012 and an option to purchase 625 shares of our common stock on June 19, 2012. As of December 31, 2012, the above-listed directors held outstanding options to purchase the following number of shares of our common stock: Mr. Armony (67,500), Mr. Bonnie (67,500), Mr. Fingerhood (60,625), Mr. Komisar (67,500), Mr. Robertson (67,500), Mr. Ryder (58,201) and Mr. Zocco (67,500).

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2013, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since the year ended December 31, 2008, which was the year of our incorporation. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee of our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
You may vote “FOR” or “AGAINST” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, or you may “ABSTAIN” from voting on this matter. In order for Proposal 2 to pass, a majority of all those outstanding shares that are represented in person or by proxy and that are entitled to vote on Proposal 2 at the Annual Meeting must vote “FOR” the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will be counted as though they had been voted “AGAINST” the proposal. Broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker, trustee or nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.
Independent Registered Public Accounting Firm’s Fees
The following table represents aggregate fees billed to the Company for the years ended December 31, 2012, and December 31, 2011, by PricewaterhouseCoopers LLP.

	Year Ended December 31,
	2012	2011
Audit fees (1)	$1,352,456	$1,970,748
Audit-related fees (2)	—	71,325
Tax fees (3)	175,867	203,871
All other fees (4)	15,753	3,000
Total fees	$1,544,076	$2,248,944
___________________

(1)
The fees billed or incurred by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit of our consolidated financial statements for the year ending December 31, 2012 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q and the review and consent issued for our registration statement on Form S-8.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to accounting-related consulting services.

(3)	Tax fees consist of fees billed for tax compliance, consultation and planning services.

(4)	For each of fiscal years 2011 and 2012, other fees consisted of on-line subscription fees and other miscellaneous services. No other consulting services were provided.

All fees described above were pre-approved by the audit committee in accordance with the requirements of Regulation S-X under the Exchange Act.
Pre-Approval Policies and Procedures
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence for audit purposes. PricewaterhouseCoopers LLP has not been engaged to perform any non-audit services other than tax-related services.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2013.

REPORT OF THE AUDIT COMMITTEE
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.
The audit committee operates pursuant to a charter that is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under the heading “Corporate Governance – Board Committees – Audit Committee.” Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by standards adopted by the Public Company Accounting Oversight Board (“PCAOB”), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of the disclosures in the financial statements. In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, our audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Shelby W. Bonnie
Steven L. Fingerhood
Thomas O. Ryder

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information concerning beneficial ownership of our common stock as of April 25, 2013, by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current named executive officers and directors as a group.
The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 25, 2013.
The percentage ownership is based upon 51,573,567 shares of common stock outstanding as of April 25, 2013.
For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 25, 2013 and restricted stock units that vest within 60 days of April 25, 2013 to be outstanding and to be beneficially owned by the person holding the options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each beneficial owner is c/o RPX Corporation, One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders (other than our executive officers and directors)
Entities affiliated with Index Ventures (1)	4,171,489	8.08%
Entities affiliated with Charles River Ventures (2)	5,303,836	10.27%
KPCB Holdings, Inc., as nominee (3)	5,404,016	10.47%
Cadian Capital Management, LLC (4)	3,331,238	6.46%
Federated Investors Inc. (5)	2,900,500	5.62%
Frontier Capital Management Co., LLC (6)	3,588,018	6.96%

Directors and Named Executive Officers
John A. Amster (7)	2,174,311	4.21%
Geoffrey T. Barker (8)	1,736,043	3.36%
Adam C. Spiegel (9)	185,208	*
Kevin Barhydt (10)	64,936	*
Henri Linde (11)	236,450	*
Paul F. Reidy (12)	58,306	*
Martin E. Roberts (13)	60,765	*
Steven S. Swank (14)	30,768	*
Giuseppe Zocco (1)	4,171,489	8.08%
Izhar Armony (2)	5,303,836	10.27%
Randy Komisar (3)	5,404,016	10.47%
Shelby W. Bonnie (15)	127,102	*
Steven L. Fingerhood (16)	46,464	*
Thomas O. Ryder (17)	210,303	*
Sanford R. Robertson (18)	219,638	*

All directors and named executive officers as a group (15 persons) (19)	20,029,635	38.79%
___________________

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Consists of 2,642,292 shares held of record by Index Ventures Growth I (Jersey), L.P., 92,184 shares held of record by Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P., 1,244,942 shares held of record by Index Ventures IV (Jersey), L.P., 118,171 shares held of record by Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P., 24,734 shares held of record by Yucca Partners L.P. Jersey Branch and options to purchase 49,166 shares of common stock that may be exercised within 60 days of April 25, 2013 by Giuseppe Zocco. Giuseppe Zocco, a member of our board of directors. David G. Gardner, Nigel T. Greenwood, David A. Hall, Ian J. Henderson, Phil Balderson and David A. Rimer are directors of Index Venture Growth Associates I Limited. Messrs. Gardner, Greenwood, Hall, Henderson, Balderson and Rimer share voting and dispositive power with respect to the shares held by the Index Ventures Growth I limited partnerships. Paul Willing, Jane Pearce, David Hall, David Rimer and Phil Balderson are directors of Index Venture Associates IV Limited. Messrs. Willing, Hall, Rimer, Balderson and Mrs. Pearce share voting and dispositive power with respect to the shares held by the Index Ventures IV limited partnerships. The managing general partner of Yucca Partners L.P. Jersey Branch is EFG Fund Administration Limited. EFG Fund Administration Limited is the administrator of the Index Ventures Growth I limited partnerships. Messrs. Gardner, Greenwood, and Henderson are directors of EFG Fund Administration Limited and share voting and dispositive power with respect to the shares held by Yucca Partners L.P. Jersey Branch. The address of the Index Ventures Growth I entities is No 1 Seaton Place, St. Helier, Jersey JE4 8YJ, Channel Islands, the address of the Index Ventures IV entities is Whitely Chambers, Don Street, St. Helier, Jersey JE49 WG, Channel Islands, and the address of Yucca Partners L.P. Jersey Branch is Ogier House,

The Esplanade, St. Helier, Jersey JE4 9WG, Channel Islands. Excludes options to purchase 18,334 shares of common stock that may not be exercised within 60 days of April 25, 2013.

(2)
Consists of 5,108,753 shares held by Charles River Partnership XIII, LP, 143,389 shares held by Charles River Friends XIII-A, LP, 2,528 shares held by Izhar Armony, and options to purchase 49,166 shares of common stock that may be exercised within 60 days of April 25, 2013 by Izhar Armony. Charles River XIII GP, LP is the General Partner of Charles River Partnership XIII, LP, and Charles River XIII GP, LLC is the General Partner of both Charles River XIII GP, LP and Charles River Friends XIII-A, LP.  The Managing Members of Charles River XIII GP, LLC are Izhar Armony, who is a member of our board of directors, Jon Auerbach, Bruce I. Sachs, William P. Tai and George Zachary, none of whom has sole voting and dispositive power with respect to such shares. Mr. Armony disclaims beneficial ownership of the shares held by Charles River Partnership XIII, LP and Charles River Friends XIII-A, LP. The address of the entities affiliated with Charles River Ventures is One Broadway, 15th Floor, Cambridge, MA 02142. Excludes options to purchase 18,334 shares of common stock that may not be exercised within 60 days of April 25, 2013.

(3)
Consists of 4,987,525 shares held by Kleiner Perkins Caufield & Byers XIII, LLC, 360,454 shares held by individuals and entities affiliated with Kleiner Perkins Caufield & Byers XIII, LLC, and 6,871 shares held by Randy Komisar and Debra Dunn, Trustees, the Komisar Dunn Family Trust, UAD 10/29/1990, and options to purchase 49,166 shares of common stock that may be exercised within 60 days of April 25, 2013 by Randy Komisar. Randy Komisar, a member of our board of directors, is a member of Kleiner Perkins Caufield & Byers XIII, LLC. The shares held by Kleiner Perkins Caufield & Byers XIII, LLC and affiliated individuals are held for convenience in the name of “KPCB Holdings, Inc. as nominee,” for the accounts of the individual managers and other individuals and entities that each exercises its own voting and dispositive control over the shares for its own account. KPCB Holdings, Inc. has no voting, dispositive or pecuniary interest in any such shares. The address of KPCB Holdings, Inc. is 2750 Sand Hill Road, Menlo Park, California 94025. Excludes options to purchase 18,334 shares of common stock that may not be exercised within 60 days of April 25, 2013.

(4)
Based upon a Schedule 13G filed with the SEC on February 14, 2013, Cadian Capital Management, LLC shares voting and dispositive control over the shares with Eric Bannasch, neither of whom has veto power. The address of Cadian Capital Management, LLC is 535 Madison Avenue, 36th Floor, New York, New York 10022.

(5)
Based upon a Schedule 13G filed with the SEC on February 12, 2013, Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own the shares. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc., the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have collective voting control that they can exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the shares. The address of Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, PA 15222.

(6)
Based upon a Schedule 13G filed with the SEC on February 14, 2013, Frontier Capital Management Co., LLC is an investment advisor who has sole voting power over 2,175,820 shares and sole dispositive power over 3,588,018 shares. The address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110.

(7)
Includes 1,571,934 shares held by John Amster and Colleen Amster, Trustees of the John and Colleen Amster Living Trust dated March 2, 2000, 482,546 shares held by JCA, LLC, options to purchase 112,019 shares of common stock that may be exercised within 60 days of April 25, 2013 by Mr. Amster, and 7,812 shares of common stock that may vest within 60 days of April 25, 2013 from a restricted stock unit award granted to Mr. Amster. Voting and investment power over the shares beneficially owned by the John and Colleen Amster Living Trust dated March 2, 2000 is held by Mr. Amster and Colleen Quinn Amster, Mr. Amster’s wife. Voting and investment power over the shares beneficially owned by JCA, LLC is held by Mr. and Ms. Amster. Excludes options to purchase 425,673 shares of common stock that may not be exercised, 117,188 shares of common stock from a restricted stock unit award and 125,000 shares of common stock from a performance-based restricted stock unit award that will not vest within 60 days of April 25, 2013.

(8)
Includes 121,732 shares held by Anne Payne Barker, Mr. Barker’s wife, 188,714 shares held by Geoffrey T. Barker, Trustee of the Geoffrey T. Barker 2010 3-Year GRAT, Dated December 29, 2010, 164,001 shares held by Anne Payne Barker, Trustee of the Anne Payne Barker 2010 3-Year GRAT, Dated December 29, 2010, and options to purchase 74,679 shares of common stock that may be exercised within 60 days of April 25, 2013 by Mr. Barker. Voting and investment power over the shares beneficially owned by the Geoffrey T. Barker 2010 3-Year GRAT, Dated December 29, 2010 is held by Mr. Barker. Voting and investment power over the shares beneficially owned by the Anne Payne Barker 2010 3-Year GRAT, Dated December 29, 2010 is held by Anne Payne Barker. Excludes options to purchase 283,783 shares of common stock that may not be exercised within 60 days of April 25, 2013.

(9)
Includes options to purchase 124,257 of shares of common stock that may be exercised within 60 days of April 25, 2013 (the vesting of 103,292 shares of these shares were accelerated to vest on May 8, 2013), and 781 shares of common stock that may vest from restricted stock unit awards within 60 days of April 25, 2013 (all of which were accelerated to vest on May 8, 2013). Excludes options to purchase 13,750 shares of common stock that may not be exercised within 60 days of April 25, 2013, and 83,594 shares of common stock that will not vest within 60 days of April 25, 2013 from restricted stock unit awards.

(10)
24,792 of these shares are subject to our right of repurchase in the event Mr. Barhydt’s service terminates prior to vesting of these shares. Includes options to purchase 13,749 shares of common stock that may be exercised within 60 days of April 25, 2013, and 4,687 shares of common stock that may vest from restricted stock unit awards within 60 days of April 25, 2013. Excludes options to purchase 46,251 shares of common stock that may not be exercised within 60 days of April 25, 2013, and 67,813 shares of common stock that will not vest within 60 days of April 25, 2013 from restricted stock unit awards.

(11)
10,417 of these shares are subject to our right of repurchase in the event Mr. Linde’s service terminates prior to vesting of these shares. Includes options to purchase 30,208 shares of common stock that may be exercised within 60 days of April 25, 2013, and 5,468 shares of common stock that may vest from a restricted stock unit award within 60 days of April 25, 2013. Excludes options to purchase 94,792 shares of common stock that may not be exercised within 60 days of April 25, 2013, and 78,907 shares of common stock that will not vest within 60 days of April 25, 2013 from a restricted stock unit award.

(12)
Includes options to purchase 50,637 shares of common stock that may be exercised within 60 days of April 25, 2013, and 5,468 shares of common stock that may vest from restricted stock unit awards within 60 days of April 25, 2013. Excludes options to purchase 156,147 shares of common stock that may not be exercised within 60 days of April 25, 2013, and 78,907 shares of common stock that will not vest within 60 days of April 25, 2013 from restricted stock unit awards.

(13)
Includes options to purchase 55,297 shares of common stock that may be exercised within 60 days of April 25, 2013, and 5,468 shares of common stock that may vest from restricted stock unit awards within 60 days of April 25, 2013. Excludes options to purchase 103,844 shares of common stock that may not be exercised within 60 days of April 25, 2013, and 78,907 shares of common stock that will not vest within 60 days of April 25, 2013 from restricted stock unit awards.

(14)
Includes options to purchase 25,925 shares of common stock that may be exercised within 60 days of April 25, 2013, and 4,843 shares of common stock that may vest from restricted stock unit awards within 60 days of April 25, 2013. Excludes options to purchase 74,782 shares of common stock that may not be exercised within 60 days of April 25, 2013, and 69,532 shares of common stock that will not vest within 60 days of April 25, 2013 from restricted stock unit awards.

(15)
Includes 35,236 shares of common stock held by MHV Partners LLC. Voting and investment power over the shares beneficially owned by MHV Partners LLC is held by Mr. Bonnie. Includes 1,700 shares held by Merlin Investments LLC. Mr. Bonnie disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Includes 500 shares held by Mason Bonnie Descendants Trust I, 200 shares held by Mason Bonnie Descendants Trust II, 500 shares held by Virginia Ayer Bonnie Descendants Trust I, 200 shares held by Virginia Ayer Bonnie Descendants Trust II, 500 shares held by Henry Bonnie Descendants Trust I, 200 shares held by Henry Bonnie Descendants Trust II, 200 shares held by GST Exempt Descendants Trust II FBO Mason Bonnie, 200 shares held by GST Exempt Descendants Trust II FBO Virginia Bonnie, and 200 shares held by GST Exempt Descendants Trust II FBO Henry Bonnie. Includes 1,700 shares held by Cornelia Bonnie Revocable Trust, of which Mr. Bonnie is a beneficiary, 1,700 shares held by Edward Bonnie Revocable Trust, of which Mr. Bonnie is a beneficiary, 5,500 shares held by Shelby Bonnie Trust DTD 12/20/1968, of which Mr. Bonnie is a beneficiary, 4,600 shares held by Shelby Bonnie Trust DTD 3/27/1959, of which Mr. Bonnie is a beneficiary, 6,100 shares held by Shelby Bonnie Trust DTD 10/20/1964, of which Mr. Bonnie is a beneficiary, 11,300 shares held by Cornelia Bonnie Trust DTD 11/10/1970, of which Mr. Bonnie is a beneficiary, and 2,400 shares held by Edward Bonnie Trust DTD 8/15/1966, of which Mr. Bonnie is a co-trustee and beneficiary. Includes options to purchase 54,166 shares of common stock that may be exercised within 60 days of April 25, 2013. Excludes options to purchase 13,334 shares of common stock that may not be exercised within 60 days of April 25, 2013.

(16)
Includes options to purchase 22,291 shares of common stock that may be exercised within 60 days of April 25, 2013. Excludes options to purchase 38,334 shares of common stock that may not be exercised within 60 days of April 25, 2013.

(17)	Includes 100,000 shares held by The Ryder 2013 Two-Year GRAT #1, Thomas O. Ryder, Trustee, and options to purchase 58,201 shares of common stock that may be exercised within 60 days of April 25, 2013.

(18)
Includes options to purchase 49,166 shares of common stock that may be exercised within 60 days of April 25, 2013. Excludes options to purchase 18,334 shares of common stock that may not be exercised within 60 days of April 25, 2013.

(19)
Includes 35,209 shares that are subject to our right of repurchase and options to purchase 818,093 shares of common stock that may be exercised and 34,527 shares of common stock that may vest from restricted stock unit awards within 60 days of April 25, 2013. Excludes options to purchase 1,324,026 shares of common stock that may not be exercised and 699,848 shares of common stock that may not vest from restricted stock unit awards within 60 days of April 25, 2013.

Equity Compensation Plan Information
The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,181,471	(1)	$8.85	(2)	3,023,027
Equity compensation plans not approved by security holders	n/a		n/a		n/a
Total	6,181,471	(1)	$8.85	(2)	3,023,027
___________________

(1)	Includes 5,709,590 shares issuable upon exercise of outstanding options and 471,881 shares issuable upon vesting of outstanding restricted stock units.

(2)	Does not take into account outstanding restricted stock units as these awards have no exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2012, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of Steven S. Swank, who failed to timely file a Form 4 following the same-day-sale of shares from stock option exercises, and Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P. and Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P., who failed to timely file a Form 4 following the sale of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
Policies and Procedures for Related Party Transactions
In approving or disapproving any proposed related party transactions, arrangements or relationships, the audit committee will consider all material information, including the identity of the related person and his/her relationship to our company; designation of the proposed transaction as a single, one-time transaction, a proposed series of transactions or an ongoing business relationship; the proposed aggregate value of such transaction or transactions if known, or a good faith estimate; any alternatives considered, including any evidence supporting the arm’s length valuation of the transaction; and the disclosure implications of the proposed transactions.

EXECUTIVE OFFICERS
Set forth below is the name, age, and position of each of our executive officers as of April 25, 2013 and certain biographical information for each executive officer.

Name	Age	Position
John A. Amster	44	Chief Executive Officer; President; Director
Geoffrey T. Barker	51	Executive Director; Director
Adam C. Spiegel	50	Chief Financial Officer; Senior Vice President, Finance; Treasurer
Mallun Yen	42	Executive Vice President
Kevin Barhydt	36	Senior Vice President, Head of Acquisitions and Analysis
Martin E. Roberts	52	Senior Vice President; General Counsel; Secretary
Paul E. Scola	43	Senior Vice President
Steven S. Swank	43	Senior Vice President, Head of Client Development and Relations

John A. Amster’s biographical information may be found in this proxy statement under the heading “Nominations for Election as Class II Directors at the Annual Meeting.”
Geoffrey T. Barker’s biographical information may be found in this proxy statement under the heading “Nominations for Election as Class II Directors at the Annual Meeting.”
Adam C. Spiegel, age 50, has served as our Chief Financial Officer, Senior Vice President, Finance and Treasurer since January 2011, our Chief Financial Officer, Senior Vice President, Finance and Administration from February 2010 until January 2011, our Interim Chief Financial Officer from August 2009 through March 2010 and our Vice President, Corporate Development from March 2009 until August 2009. From September 2006 until December 2008, Mr. Spiegel served as Chief Financial Officer of Vectrant Technologies Inc., an early stage molecular diagnostic company. Mr. Spiegel holds a B.S. in Electrical Engineering from the University of Pennsylvania and an M.B.A. from the Anderson School at UCLA. Mr. Spiegel intends to resign from his positions as the Chief Financial Officer, Senior Vice President, Finance and Treasurer effective as of May 1, 2013.
Mallun Yen, age 42, has served as our Executive Vice President since November 2010. Prior to joining us, Ms. Yen served as Vice President of Worldwide Intellectual Property and Deputy General Counsel from 2002 to 2010, at Cisco Systems, Inc. where she was responsible for developing and implementing the company’s strategy to protect, enhance, defend and capture the value of its intellectual property. Ms. Yen received her B.S. from California Polytechnic State University, San Luis Obispo and her J.D. from UC Berkeley School of Law, Boalt Hall.
Kevin Barhydt, age 36, has served as our Senior Vice President, Head of Acquisitions and Analysis since February 2013, our Vice President, Head of Acquisitions and Analysis from August 2012 to February 2013, and our Vice President, Head of Acquisitions from September 2009 to August 2012. Prior to joining us, he was the Vice President of Acquisitions at Intellectual Ventures where he oversaw the completion of hundreds of patent acquisitions. Before joining Intellectual Ventures, Mr. Barhydt was a consultant at McKinsey & Company where he worked with senior client leadership primarily in the high-tech industry to complete projects in sales and marketing, capital allocation and performance management. Mr. Barhydt holds a B.A. from the University of Puget Sound and an M.B.A. from Harvard Business School.
Martin E. Roberts, age 52, has served as our Senior Vice President, General Counsel and Secretary since February 2013, and our Vice President, General Counsel and Secretary from October 2010 to February 2013. From July 2007 until October 2010, Mr. Roberts was the Vice President, General Counsel & Secretary of Linden Research, Inc. From January 2006 to July 2007, Mr. Roberts served as Deputy General Counsel of eBay Inc., and from March

2004 to January 2006, he served as Vice President, General Counsel and Secretary of Shopping.com Ltd. Mr. Roberts holds a B.A. in English from the University of Virginia and a J.D. from the University of Alabama School of Law.
Paul E. Scola, age 43, has served as our Senior Vice President since February 2013, and our Vice President, Corporate Development from October 2010 to February 2013. From August 2008 to September 2010, Mr. Scola served as Vice President, Account Management of Support.com, and from November 2006 until August 2008, he served as its Senior Director, Business Development. At Support.com, Mr. Scola was responsible for consumer services revenue and strategy. Mr. Scola has a B.A. in History from Middlebury College.
Steven S. Swank, age 43, has served as our Senior Vice President, Head of Client Development and Relations since February 2013, as our Vice President, Head of Client Development and Relations from February 2012 to February 2013, and as our Vice President, Client Relations from July 2010 to February 2012. From May 2006 until June 2010, Mr. Swank served as Vice President of National Account Sales at Comdata Corporation, where he was responsible for maintaining client relationships and developing new business opportunities. Mr. Swank received a B.A. in Economics from Bucknell University and an M.B.A. from the University of Chicago Booth School of Business, Singapore.
Election of Officers
Our executive officers are currently elected by our board of directors and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis reviews and discusses our compensation programs and policies for our executive officers who are required to be named in the 2012 Summary Compensation Table under the rules of the SEC. For 2012, these “named executive officers” are John A. Amster, Chief Executive Officer, Adam C. Spiegel, Chief Financial Officer, Kevin Barhydt, Senior Vice President, Martin E. Roberts, Senior Vice President and Steven S. Swank, Senior Vice President, as well as Henri Linde, Senior Vice President and Paul F. Reidy, Senior Vice President, who ceased to be executive officers as of October 25, 2012. This compensation discussion and analysis should be read together with the compensation tables and related disclosures set forth below.
General Overview and Objectives of our Executive Compensation Programs
We help companies reduce patent-related risk and expense by facilitating a more efficient exchange of value in the patent market. We recognize that the success of our company depends to a great degree on our ability to attract and retain talented employees who have relevant skills and experience to help us manage and expand our business. As such, the principal objectives of our executive compensation programs are the following:

•	to attract and retain talented and experienced executives whose knowledge, skills and performance ensure our continued success;

•	to provide incentive to our executives to manage our business to meet our short-term and long-term business objectives; and

•	to ensure that our total compensation is fair, reasonable and competitive.
Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our executive compensation programs are designed to be flexible and complementary, and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.
Stockholder Advisory Vote on Executive Compensation
At our 2012 annual meeting of stockholders, our stockholders voted in non-binding advisory votes (i) to approve the compensation of our named executive officers and (ii) in favor of conducting a non-binding stockholder advisory vote on executive compensation every three years. The compensation committee viewed the result of the stockholders’ advisory vote on executive compensation as a confirmation of our compensation philosophy and structure. In light of the approval of the compensation of our named executive officers by a substantial majority of our stockholders (representing approximately 98% of the outstanding shares of the Company represented in person or by proxy at the 2012 meeting that were entitled to vote on the proposal and that were cast affirmatively or negatively on the proposal), the compensation committee did not implement changes to our executive compensation programs.
Role of Our Board of Directors, Compensation Committee and Management
Since our initial public offering in 2011, our compensation committee has administered our executive compensation programs and determined the compensation of our executive officers. For more information about our compensation committee, see “Corporate Governance—Board Committees—Compensation Committee.”
Our Chief Executive Officer, as the manager of our executive team, makes recommendations to the compensation committee regarding the compensation of each of our executive officers other than him. While our compensation committee considers his recommendations, it need not adopt them and may adjust them as it determines appropriate.

Compensation Determination Process
The compensation of Mr. Amster, our Chief Executive Officer and a co-founder of the company, was negotiated with our initial investors at the time of our incorporation and Series A Preferred Stock financing. The initial compensation of our other named executive officers has been determined as a result of arm’s-length negotiations with each officer and has been based on a variety of factors and the subjective judgment and experience of the members of our board of directors and compensation committee. Factors influencing these decisions have included the need to fill a particular position, the officer’s professional experience, an evaluation of the competitive market based on the experience of the members of our board of directors, and the compensation of our other officers, each at the time of the applicable compensation decision.
Subsequent to implementing these arrangements, our board of directors and compensation committee have been responsible for overseeing our executive compensation program. Historically, due to the relatively small size and short operating history of our company, there was no set schedule for reviewing or modifying compensation. Beginning in 2012, we have adopted a schedule for reviewing or modifying compensation annually at the end of each fiscal year in connection with a review of each officer’s performance. We expect that we will continue to review the compensation of our named executive officers at other times based on the recommendations of our Chief Executive Officer and as determined appropriate by our compensation committee, such as in connection with a promotion or as necessary to retain an officer.
Compensation Consultant
Our compensation committee has the authority to engage the services of outside consultants to assist it in making decisions regarding our compensation programs and philosophy. The compensation committee did not engage a compensation consultant with respect to our 2012 executive compensation programs.
Elements of Compensation
The compensation of our named executive officers consists of the following elements, each of which is designed to fulfill one or more of the principles and objectives described above:

•	base salary;

•	performance-based bonuses;

•	equity incentives;

•	change in control benefits;

•	broad-based employee benefits; and

•	perquisites.
In setting compensation levels for individual named executive officers, the members of our compensation committee apply their judgment in determining the amount and mix of compensation elements for each named executive officer and the appropriate level of each element. The appropriate use and weight of each of these components has not to date been dictated by any particular formula. We view each component of executive compensation as related but distinct, and we also review total compensation of our named executive officers to ensure that our overall compensation objectives are met. The specific mix of components has been within the discretion and business judgment of our compensation committee. These components of our compensation programs together provide compensation packages that our board of directors believes have enabled us to successfully retain and motivate our named executive officers.
Base Salary
We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year and to provide sufficient fixed cash compensation to allow the officers to focus on their ongoing responsibilities to our company. In general, base salaries for our named executive officers are initially established through arm’s-length negotiation at the time the executive is hired or promoted, taking into account such executive’s qualifications, experience and prior salary. Adjustments to base salaries are discretionary and are based on such factors as the scope of a named executive officer’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account the named executive officer’s current salary, equity ownership and the amounts paid to a named executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of each named executive officer to other members of the management team. Base salaries are also reviewed and adjusted when necessary to reflect changes in individual roles and responsibilities as well as our compensation committee’s subjective assessment of market conditions. The annual base salary for each of our named executive officers in fiscal year 2012 was as follows: $500,000 for Mr. Amster, $260,000 for Messrs. Linde, Reidy, Roberts and Spiegel, and $250,000 for Messrs. Barhydt and Swank. The only named executive officers to receive base salary increases for 2012 were Mr. Reidy, who received an increase from $255,000 to $260,000, and Mr. Roberts, who received an increase from $245,000 to $260,000, in order to make their compensation more consistent with our other named executive officers. None of our other named executive officers received an increase in base salary during 2012, as our compensation committee made significant equity awards described below in “Long-Term Equity Incentives” to most of our named executive officers in January 2012 and to our Chief Executive Officer in 2011. Our Chief Executive Officer and compensation committee determined that the officers’ existing base salaries were providing sufficient fixed compensation and that increases in equity compensation better aligned the interests of our executive team with our stockholders for 2012. The actual base salaries paid to all of our named executive officers during fiscal year 2012 are set forth in the “2012 Summary Compensation Table.”
Performance-Based Bonuses
Cash performance bonuses are used to reward our named executive officers for the achievement of individual and company performance goals that we believe will in turn further our long-term business objectives. Cash bonuses are discretionary; however, we accrue a total bonus pool for all participants in our bonus plan based on corporate objectives. Our compensation committee determines the actual size of the bonus pool at the end of the year using the pool performance target as a guideline, but not a requirement. The compensation committee also determines individual performance bonuses for our named executive officers based on a subjective review of individual and company performance, and, in the case of officers other than our Chief Executive Officer, based on the recommendations of our Chief Executive Officer.
In January 2012, our compensation committee determined that we should accrue a 2012 bonus pool based on the level of our 2012 non-GAAP operating income, with a minimum and maximum amount to be accrued based on our performance. We define non-GAAP operating income to exclude stock-based compensation and the amortization of acquired intangibles. Our compensation committee was permitted, in its sole discretion, to adjust non-GAAP operating income to exclude certain revenue and expenses related to the acquisition or disposition of patent assets. We believe that non-GAAP operating income target is an appropriate measure of our company’s performance, as it is a key valuation measure considered by our stockholder and analyst community.
The compensation committee set the Company’s target non-GAAP operating income for fiscal year 2012 at $77 million and set the following accrual guidelines tied to the Company’s performance:
If our company achieved the target non-GAAP operating income of $77 million for fiscal year 2012, the full year bonus accrual would equal 31% of total company-wide annual salaries.
If non-GAAP operating income for fiscal year 2012 exceeded the target by $8 million, the full year bonus accrual would equal 40% of total company-wide annual salaries.
If non-GAAP operating income were $8 million or more below the target revenue, the full year bonus accrual would equal 22% of total company-wide annual salaries.
If non-GAAP operating income were between two of the above guidelines, the full year bonus accrual would be determined by linear interpolation between the relevant specified accrual amounts.
The guidelines included an additional two percent pool at each level of performance in order to allow the compensation committee additional flexibility to reward outstanding performance. Our company’s actual non-GAAP operating income for fiscal year 2012 was $65.8 million, which was below the target by $11.2 million. In December

2012, our compensation committee determined that the actual bonus pool should be $4.3 million, or 24% of total company-wide annual salaries for the year.
After determining the size of the bonus pool, our compensation committee approved 2012 bonuses for our named executive officers. Although non-GAAP operating income was below target, the compensation committee considered the fact that our client network grew from 112 to 140, and the fact that non-GAAP operating income increased by 30%. Because our typical sales cycle is long and unpredictable, and the committee believed that the named executive officers did an exceptional job continuing to develop and expand the client pipeline, the committee determined to pay bonuses above the prorated target amounts for the named executive officers. In the case of our named executive officers, other than Mr. Amster, the compensation committee also considered the recommendations of Mr. Amster based on his subjective review of each named executive officer’s performance. In December 2012, Mr. Amster performed a subjective review of each named executive officer’s individual performance by examining each executive’s knowledge, skills, responsibilities and performance (including skills and performance particular to the job function of each executive), and also reviewed the performance of the functional area managed by each executive, and our company’s overall performance. These reviews and bonus payouts for each named executive officer were based on the following considerations:

•	Mr. Spiegel’s bonus was 51% of base salary and reflected his increasing role in investor relations, the growth in our finance and accounting team and functions as a public company.

•	Mr. Linde’s bonus was 49% of base salary and reflected the number and complexity of our structured transactions, as well as his role in client development and retention.

•
Mr. Barhydt’s bonus was 49% of base salary and reflected the number and complexity of patent asset acquisition transactions completed by his team during 2012, and the increasing importance of the analytic and research assistance that his teams provide to the entire company.

•	Mr. Reidy’s bonus was 49% of base salary and reflected his continuing role in client development and in the acquisition of patent assets.

•	Mr. Roberts’s bonus was 47% of base salary and reflected his role in corporate governance as well as his leadership of the legal, human resources, and information technology teams.

•	Mr. Swank’s bonus was 49% of base salary and reflected the number of new and renewing clients and his leadership of the client development and client relations teams.

•
Mr. Amster’s bonus was 26% of his base salary and equal in amount to Mr. Spiegel’s. The bonus awarded reflects our compensation committee’s belief that Mr. Amster’s leadership of the management team deserved recognition, but recognizes that we failed to achieve our annual non-GAAP operating income target.

The cash bonuses paid to our named executive officers are set forth in the “Bonus” column of the “2012 Summary Compensation Table”.
Long-Term Equity Incentives
We believe that strong long-term corporate performance may be achieved by using equity-based awards to encourage long-term performance by our named executive officers. Our board of directors grants equity awards to our named executive officers and other employees to enable them to participate in the long-term appreciation of our stockholder value. We believe that equity grants align the interests of our named executive officers with our stockholders, provide them with incentives linked to long-term performance, and create an ownership culture. In the event we do not perform well, these awards will have less value or no value. Additionally, we believe our equity awards provide an important retention tool for our named executive officers, as they are generally subject to multi-year vesting.
The initial equity award held by Mr. Amster consisted of restricted stock that he purchased at the time the company was founded, and was subject to our repurchase rights that lapsed (which is what we mean by “vesting” with respect to these awards) over four years of service from August 2008. Equity-based awards to our other named executive officers have generally been granted in the form of options to purchase shares of our common stock and, following our initial public offering, restricted stock units. Typically, each named executive officer receives a grant of restricted stock units and/or a stock option upon joining our company. The initial awards of stock options generally vest over four years of service, with 25% vesting after one year of service and the remainder vesting in equal monthly installments over the next three years. The initial awards of restricted stock units vest over four years, with 25% vesting after one year of service and the remainder vesting in equal quarterly installments over the next three years. Prior to September 2010, our stock options were generally exercisable in full on the grant date but the acquired shares were subject to a right of repurchase at the exercise price held by us that lapses in accordance with the option’s vesting schedule. Options granted after September 2010 are exercisable in accordance with the applicable option’s vesting schedule.
The size and other terms of the initial equity awards made to our named executive officers have been established through arm’s-length negotiations at the time the officer was hired. Our board of directors and compensation committee have considered, among other things, the prospective role and responsibility of the individual, the cash compensation received by the individual and the size of the equity awards held by our other executives. Historically, there has been no set program for the award of additional equity awards, and our board of directors and compensation committee retain discretion to grant equity awards to employees at any time, including in connection with a promotion, to reward extraordinary performance, for retention purposes or in other circumstances. Beginning in 2012, as a part of the annual performance and compensation review process, based on an evaluation of each employee’s performance for the year, the compensation committee began considering additional grants to employees after the first year of employment that are equal to one quarter of the grant a newly-hired employee would receive in the same position. These grants are primarily in the form of restricted stock units for most employees, and in a combination of restricted stock units and stock options for more senior employees including our named executive officers.
Consistent with this approach, in January 2012, our compensation committee granted options and restricted stock units to our named executive officers other than our Chief Executive Officer, who had received a significant stock option grant in 2011 that began vesting in August 2012 when his initial equity award became fully vested. The committee granted (i) Mr. Barhydt an option to purchase 20,000 shares of stock and 10,000 restricted stock units, (ii) Messrs. Spiegel and Swank options to purchase 20,000 shares of stock and 12,500 restricted stock units each; (iii) Mr. Roberts an option to purchase 25,000 shares of stock and 12,500 restricted stock units; and (iv) Messrs. Linde and Reidy options to purchase 50,000 shares of stock and 12,500 restricted stock units. The compensation committee considered the guideline of one quarter of the grant a newly-hired employee would receive in the same position and adjusted the amounts based on the recommendations of our Chief Executive Officer and various subjective factors specific to the role and total compensation of each named executive officer, with the size of the adjustment determined in the discretion of our compensation committee. The size of the equity awards granted to Messrs. Barhydt, Spiegel and Swank was consistent with the guideline described above. Mr. Roberts’s stock option grant was increased above the guideline in recognition of his increasing managerial responsibility during 2012, and Messrs. Linde’s and Reidy’s stock option grants were increased above the guideline due to the key roles they play in our overall strategic development.
We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information, nor do we have any established grant schedule. In addition, to date, we have not adopted stock ownership guidelines for our named executive officers.
Change in Control Benefits and Severance
The stock option granted to Mr. Amster in 2011 and the options granted to Mr. Spiegel prior to 2012 include a “double trigger” acceleration benefit if the officer is terminated without cause or resigns for certain reasons within 12 months after a change in control of our company. The terms of these arrangements are described below in “2012 Potential Payments Upon Termination or Change in Control.” Our compensation committee believes that it is necessary to offer senior members of our executive team the level of protection provided under these agreements to ensure that they remain focused on executing our company’s strategic plans, including in the event our company is to be acquired.
None of our named executive officers have any contractual severance benefits.

Employee Benefits
We provide the following benefits to our named executive officers, generally on the same basis as provided to all of our employees:

•	health, dental and vision insurance;

•	life insurance and accidental death and dismemberment insurance;

•	a 401(k) plan;

•	an employee assistance plan;

•	short- and long-term disability insurance;

•	medical and dependent care flexible spending account; and

•	a health savings account.
We believe these benefits are consistent with those of companies with which we compete for employees.
Perquisites
Given our location in downtown San Francisco, we pay the monthly parking fee incurred by certain of our officers and employees, including the $495 monthly fee for Mr. Amster. We generally do not provide any additional perquisites to our named executive officers.
In addition, in connection with his becoming an executive officer, our compensation committee forgave the remaining outstanding principal and interest of an $80,265 loan held by Mr. Barhydt relating to his relocation. By its terms, 50% of the loan was forgiven in September 2012, and the remaining 50% was eligible to be forgiven in September 2013 if Mr. Barhydt’s performance was satisfactory. In light of the SEC prohibition on loans to executive officers, the compensation committee made the decision to forgive the remainder of the loan in connection with his becoming an executive officer.
Tax Considerations
Generally, Section 162(m) of the Internal Revenue Code disallows a deduction to any publicly held corporation for individual compensation exceeding $1 million in any taxable year payable to its Chief Executive Officer and certain other officers. However, compensation in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of Section 162(m). While our compensation committee is mindful of the benefits of deducting compensation, in order to maintain flexibility in compensating executive officers in a manner consistent with our philosophy and business goals, it has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers. Stock options granted to our named executive officers under our 2011 Equity Incentive Plan are generally intended to qualify as performance-based compensation so that they will not be subject to the $1 million deduction limitation. In addition, we may grant certain performance-contingent equity awards that are intended to qualify as performance-based compensation. However, base salaries, our performance-based bonuses and restricted stock units granted to our named executive officers do not qualify as performance-based compensation and are generally subject to the $1 million deduction limitation when aggregated with other non-exempt compensation. Our compensation committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to be deductible under Section 162(m).
Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives and significant stockholders of companies that undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Section 409A of the Internal Revenue Code also imposes significant additional taxes should an executive officer, director or other service provider receive “deferred compensation” that does not meet the requirements of Section 409A of the Internal Revenue Code. We have not provided any named executive officer with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.
Financial Restatement
Our compensation committee has not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding the restatement are known. We intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

Report of the Compensation Committee
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.
We, as members of the compensation committee, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
Submitted by the Compensation Committee of the Board of Directors
Shelby W. Bonnie
Sanford R. Robertson
Thomas O. Ryder

2012 Summary Compensation Table
The following table provides information regarding the compensation of our “principal executive officer,” “principal financial officer,” our next three most highly compensated executive officers during the 2012 fiscal year, and two individuals who would be among the next three most highly compensated executive officers but for the fact that these individuals were not serving as executive officers of the company at the end of the 2012 fiscal year. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation ($)	Total ($)
John A. Amster Chief Executive Officer (Principal Executive Officer)	2012	$500,000	$132,000	$—	$—	$—	$632,000
	2011	500,000	123,000	—	3,157,207	—	3,780,207
	2010	300,000	335,000	—	—	236,504	871,504

Adam C. Spiegel (4) Chief Financial Officer (Principal Financial Officer)	2012	260,000	132,000	199,750	178,906	—	770,656
	2011	260,000	220,000	—	—	—	480,000
	2010	247,500	225,000	—	681,538	—	1,154,038

Kevin Barhydt Senior Vice President, Head of Acquisitions and Analysis	2012	250,000	122,000	159,800	178,906	84,885 (5)	795,591

Martin E. Roberts Senior Vice President, General Counsel & Secretary	2012	259,375	122,000	199,750	223,633	—	804,758

Steven S. Swank Senior Vice President, Head of Client Development and Relations	2012	250,000	122,000	199,750	178,906	—	750,656

Henri Linde (6) Senior Vice President	2012	260,000	127,000	199,750	447,265	—	1,034,015
	2011	260,000	220,000	—	—	—	480,000
	2010	225,000	225,000	—	380,701	—	830,701

Paul F. Reidy (6) Senior Vice President	2012	259,792	127,000	199,750	447,265	—	1,033,807
______________

(1)
The amounts in this column reflect discretionary bonuses approved by the compensation committee of our board of directors on December 17, 2012 for our company and individual performance, which were paid on January 31, 2013.

(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 15 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2012 in our annual report on Form 10-K for fiscal year 2012 filed on March 11, 2013, for a discussion of the assumptions made by our company in determining the grant date fair value of its equity awards.

(3)
The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 15 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2012 in our annual report on Form 10-K for fiscal year 2012 filed on March 11, 2013, for a discussion of the assumptions made by our company in determining the grant date fair value of its equity awards.

(4)	Mr. Spiegel intends to resign as an executive officer and our “principal financial officer” effective as of May 1, 2013.

(5)	This amount represents the principal and interest amount due on a loan given to Mr. Barhydt by our company relating to his relocation that was forgiven in 2012.

(6)	No longer an executive officer, but still employed by our company.

2012 Grants of Plan-Based Awards
The following table sets forth certain information regarding each plan-based award granted to our named executive officers during our 2012 fiscal year. Mr. Amster did not receive a plan-based award during our 2012 fiscal year.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)

Adam C. Spiegel	1/24/2012	12,500	—	$—	$199,750
	1/24/2012	—	20,000	15.98	178,906

Kevin Barhydt	1/24/2012	10,000	—	—	159,800
	1/24/2012	—	20,000	15.98	178,906

Martin E. Roberts	1/24/2012	12,500	—	—	199,750
	1/24/2012	—	25,000	15.98	223,633

Steven S. Swank	1/24/2012	12,500	—	—	199,750
	1/24/2012	—	20,000	15.98	178,906

Henri Linde	1/24/2012	12,500	—	—	199,750
	1/24/2012	—	50,000	15.98	447,265

Paul F. Reidy	1/24/2012	12,500	—	—	199,750
	1/24/2012	—	50,000	15.98	447,265
_____________

(1)	The vesting schedule for each of these restricted stock units is described in the table entitled “Outstanding Equity Awards at 2012 Fiscal Year-End” below.

(2)	The vesting schedule for each of these options is described in the table entitled “Outstanding Equity Awards at 2012 Fiscal Year-End” below.

(3)
The amounts in this column represent the aggregate grant date fair value of option awards and restricted stock unit awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 15 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2012 in our annual report on Form 10-K for fiscal year 2012 filed on March 11, 2013, for a discussion of the assumptions made by our company in determining the grant date fair value of its equity awards.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table
Offer Letters
We have entered into offer letters with each of our named executive officers. The offer letters set forth each named executive officer’s initial base salary and other general terms of employment.

Offer Letter with John A. Amster
We entered into an offer letter with Mr. Amster in August 2008, setting forth the initial terms of his employment with our company. Pursuant to his offer letter, Mr. Amster was entitled to receive a base salary of $300,000 per year. In January 2011, our board of directors adjusted Mr. Amster’s salary to $500,000 per year. Pursuant to his offer letter, Mr. Amster was also eligible for an incentive bonus with a target amount of $200,000 per year, payable in quarterly installments. Beginning in 2011, Mr. Amster is no longer eligible for this bonus opportunity and instead participates in the Company’s bonus plan for all employees.
Offer Letter with Adam C. Spiegel
We entered into an offer letter with Mr. Spiegel in February 2009, setting forth the initial terms of his employment with our company, including an initial base salary of $200,000 per year. In connection with Mr. Spiegel’s promotion to Senior Vice President, Finance and Administration in February 2010, Mr. Spiegel’s offer letter was amended, and his base salary increased to $247,500, retroactive to January 1, 2010. Mr. Spiegel received an increase of his salary to $315,000 per year effective January 2013. Mr. Spiegel intends to resign from his positions as the Chief Financial Officer, Senior Vice President, Finance and Treasurer effective as of May 1, 2013. In connection therewith, the Company entered into a separation agreement with Mr. Spiegel on March 7, 2013, pursuant to which Mr. Spiegel will be entitled to receive certain severance payments and other benefits.
Offer Letter with Kevin Barhydt
We entered into an offer letter with Mr. Barhydt in September 2009 setting forth the initial terms of his employment, including an initial base salary of $225,000 per year. Mr. Barhydt received an increase of his salary to $250,000 per year in January 2011. In connection with Mr. Barhydt’s promotion to Senior Vice President, his salary was increased to $285,000 per year effective January 2013.
Offer Letter with Martin E. Roberts
We entered into an offer letter with Mr. Roberts in September 2010 setting forth the initial terms of his employment, including an initial base salary of $245,000 per year. Mr. Roberts received an increase of his salary to $260,000 per year in January 2012, and in connection with his promotion to Senior Vice President, his salary was increased to $300,000 per year effective January 2013.
Offer Letter with Steven S. Swank
We entered into an offer letter with Mr. Swank in July 2010 setting forth the initial terms of his employment, including an initial base salary of $250,000 per year. In connection with Mr. Swank’s promotion to Senior Vice President, his salary was increased to $285,000 per year effective January 2013.
Offer Letter with Henri Linde
We entered into an offer letter with Mr. Linde in September 2008 setting forth the initial terms of his employment with our company, including an initial base salary of $225,000 per year. In March 2011, Mr. Linde received an increase in his salary to $260,000 per year, and effective January 2013, his salary was increased to $275,000 per year.
Offer Letter with Paul F. Reidy
We entered into an offer letter with Mr. Reidy in March 2010 setting forth the initial terms of his employment, including an initial base salary of $225,000 per year. Mr. Reidy received an increase of his salary to $255,000 per year in January 2011 in connection with his appointment to Senior Vice President. In January 2012, Mr. Reidy’s salary was increased to $260,000 per year, and effective January 2013, his salary was increased to $275,000 per year.

Outstanding Equity Awards at 2012 Fiscal Year End
The following table sets forth information regarding each unexercised option and all unvested restricted stock and restricted stock units held by each of our named executive officers as of December 31, 2012.
The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to the equity awards held by our named executive officers, see “2012 Potential Payments Upon Termination or Change in Control” below.
Prior to September 2010, our stock options were generally exercisable in full on the grant date but any shares purchased under the option were subject to repurchase by us at the exercise price until vested. Options granted after September 2010 are exercisable in accordance with the applicable option’s vesting schedule for vested (unrestricted) shares.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
John A. Amster	44,807	492,885 (2)	$9.85	1/19/2021	—	$—

Adam C. Spiegel	—	20,090 (3)	1.02	2/10/2020	—	—
	4,166	95,834 (4)	4.96	10/20/2020	—	—
	4,583	15,417 (5)	15.98	1/23/2022	—	—
	—	—	—	—	13,507 (6)	122,103
	—	—	—	—	11,493 (7)	103,897
	—	—	—	—	10,157 (8)	91,819

Kevin Barhydt	—	9,917 (9)	1.02	12/15/2019	—	—
	1,666	38,334 (4)	4.96	10/20/2020	—	—
	4,583	15,417 (5)	15.98	1/23/2022	—	—
	—	—	—	—	44,625 (10)	403,410
	—	—	—	—	8,125 (8)	73,450

Martin E. Roberts	32,887	120,584 (11)	4.96	10/20/2020	—	—
	5,729	19,271 (5)	15.98	1/23/2022	—	—
	—	—	—	—	10,157 (8)	91,819

Steven S. Swank	22,512	85,544 (12)	4.96	9/14/2020	—	—
	1,041	4,584 (13)	4.96	10/20/2020	—	—
	4,583	15,417 (5)	15.98	1/23/2022	—	—
	—	—	—	—	10,157 (8)	91,819

Henri Linde	3,125	71,875 (4)	4.96	10/20/2020	—	—
	11,458	38,542 (5)	15.98	1/23/2022	—	—
	—	—	—	—	14,584 (14)	131,839
	—	—	—	—	10,157 (8)	91,819

Paul F. Reidy	27,014	67,535 (15)	2.38	5/10/2020	—	—
	4,166	95,834 (4)	4.96	10/20/2020	—	—
	11,458	38,542 (5)	15.98	1/23/2022	—	—
	—	—	—	—	10,157 (8)	91,819

___________________

(1)	In accordance with SEC rules, market value is based on the closing price of our common stock on December 31, 2012, the last trading day of the year, of $9.04.

(2)
Represents an option granted on January 20, 2011 for 537,692 shares. None of the shares subject to the option were eligible to vest unless the option holder remained in service through September 10, 2012, at which point 1/48th of the shares subject to the option vest upon the completion of each month of service thereafter.

(3)
Represents the unexercised portion of an option granted on February 11, 2010 for 189,496 shares. 96,509 of the shares subject to the option were immediately exercisable on the date of grant, subject to our right of repurchase with respect to any such unvested restricted shares, and the remaining 92,987 of the shares subject to the option became early exercisable on January 1, 2011, subject to our right of repurchase with respect to any unvested restricted shares. 1/48th of the shares subject to the option vest (i.e., are no longer subject to our right of repurchase) upon the completion of each month of continuous service by the option holder beginning on August 13, 2009.

(4)
Represents an option granted on October 21, 2010 for 100,000 shares in the case of Messrs. Spiegel and Reidy, for 40,000 shares in the case of Mr. Barhydt, and 75,000 shares in the case of Mr. Linde. None of the shares subject to the option were eligible to vest unless the option holder remained in service through October 21, 2012, at which point 1/48th of the shares subject to the option vest upon the completion of each month of service thereafter.

(5)
Represents an option granted on January 24, 2012 for 20,000 shares in the case of Messrs. Spiegel, Barhydt and Swank, for 25,000 shares in the case of Mr. Roberts, and 50,000 shares in the case of Messrs. Linde and Reidy. 1/48th of the shares subject to the option vest upon the completion of each month of continuous service beginning on January 24, 2012.

(6)
Represents restricted shares of our common stock that were purchased pursuant to the exercise of an option granted on April 8, 2009, and which are subject to our right of repurchase. 25% of the 216,111 shares subject to the option vested (i.e., are no longer subject to our right of repurchase) on March 3, 2010, and an additional 1/48th of the shares vest upon completion of each month of continuous service thereafter.

(7)
Represents restricted shares of our common stock that were purchased pursuant to the exercise of an option granted on February 11, 2010, and which are subject to our right of repurchase. 1/48th of the 189,496 shares subject to the option vest (i.e., are no longer subject to our right of repurchase) upon completion of each month of continuous service beginning on August 13, 2009.

(8)
Represents a restricted stock unit award granted on January 24, 2012 for 12,500 restricted stock units in the case of Messrs. Spiegel, Roberts, Swank, Linde and Reidy, and for 10,000 restricted stock units in the case of Mr. Barhydt. 6.25% of the shares subject to the award vested on May 20, 2012 and 6.25% of the shares subject to the award vest quarterly thereafter as long as continuous service is provided through each vesting date.

(9)
Represents the unexercised portion of an option granted on December 16, 2009 for 238,000 shares. 98,039 of the shares subject to the option were immediately exercisable on the date of grant, subject to our right of repurchase with respect to any such unvested restricted shares, 98,039 of the shares subject to the option became early exercisable on January 1, 2010, subject to our right of repurchase with respect to any such unvested restricted shares, and the remaining 41,922 of the shares subject to the option became early exercisable on January 1, 2011, subject to our right of repurchase with respect to any unvested restricted shares. 25% of the 238,000 shares subject to the option vested (i.e., are no longer subject to our right of repurchase) on September 8, 2010, and an additional 1/48th of the shares vest upon completion of each month of continuous service thereafter.

(10)
Represents restricted shares of our common stock that were purchased pursuant to the exercise of an option granted on December 16, 2009, and which are subject to our right of repurchase. 25% of the 238,000 shares subject to the option vested (i.e., are no longer subject to our right of repurchase) on September 8, 2010, and an additional 1/48th of the shares vest upon completion of each month of continuous service thereafter.

(11)
Represents an option granted on October 21, 2010 for 263,092 shares. 25% of the shares subject to the option vested on October 11, 2011, and an additional 1/48th of the shares vest upon completion of each month of continuous service thereafter.

(12)
Represents an option granted on September 15, 2010 for 216,111 shares. 25% of the shares subject to the option vested on July 5, 2011, and an additional 1/48th of the shares vest upon completion of each month of continuous service thereafter.

(13)
Represents an option granted on September 21, 2010 for 20,000 shares. 1,666 shares subject to the option vested on July 5, 2011; 1/48th of the shares subject to the option vested on July 21, 2011; and an additional 1/48th of the shares subject to the option vest upon completion of each month of continuous service thereafter.

(14)
Represents restricted shares of our common stock that were purchased pursuant to the exercise of an option granted on February 11, 2010 for 50,000 shares, and which are subject to our right of repurchase. 1/48th of the shares subject to the option vest (i.e., are no longer subject to our right of repurchase) upon the completion of each month of continuous service from February 11, 2010.

(15)
Represents an option granted on May 11, 2010 for 216,111 shares. 25% of the shares subject to the option vested on March 22, 2011, and an additional 1/48th of the shares vest upon completion of each month of continuous service thereafter.

2012 Option Exercises and Stock Vested
The following table shows the number of shares acquired upon exercise of options by each named executive officer in 2012 and the number of shares of restricted stock and restricted stock units held by each named executive officer that vested during the 2012 fiscal year. With the exception of Messrs. Amster and Linde, each of our named executive officers exercised stock options during the 2012 fiscal year. In October 2012, Mr. Spiegel exercised options to purchase 25,000 shares of our common stock; however, all of the shares acquired upon exercise were unvested and therefore do not appear in the table below except to the extent they vested during the 2012 fiscal year. In June 2012, Mr. Barhydt exercised options to purchase 44,625 shares of our common stock; however, all of the shares acquired upon exercise were unvested and therefore do not appear in the table below except to the extent they vested during the 2012 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
John A. Amster	—	$—	522,778	$7,959,292
Adam C. Spiegel	—	—	103,745	1,410,214
Kevin Barhydt	91,338	1,140,124	1,875	21,981
Martin E. Roberts	73,634	750,937	2,343	27,468
Steven S. Swank	69,630	732,475	2,343	27,468
Henri Linde	—	—	53,958	790,499
Paul F. Reidy	65,922	909,017	2,343	27,468
___________________

(1)	Value realized is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price.

(2)	Value realized is based on the fair market value of our common stock on the vesting date.

Pension Benefits and Non-qualified Deferred Compensation
Our company does not provide a pension plan for its employees, and no named executive officers participated in a non-qualified deferred compensation plan during the 2012 fiscal year.
2012 Potential Payments Upon Termination or Change in Control
We have entered into offer letters and either stock option, restricted stock unit or stock purchase agreements with each of our named executive officers. None of the offer letters entered into with our named executive officers provide for the payment of severance; however, we have entered into agreements with Messrs. Amster and Spiegel under which they may be entitled to accelerated vesting of equity awards upon certain terminations of employment, as described in further detail below. Additionally, options and restricted stock units granted pursuant to either our 2008 Stock Plan or our 2011 Equity Incentive Plan, including any options or restricted stock units granted to our named executive officers, may accelerate and vest in full if our company is subject to certain corporate transactions in which the surviving corporation does not assume the options or restricted stock units or substitute new awards for outstanding awards.

Agreement with John A. Amster
In January 2011, we entered into a stock option agreement with Mr. Amster. Pursuant to the stock option agreement, if Mr. Amster is subject to an involuntary termination within 12 months following a change in control (and such change in control occurs after the vesting of the option began in August 2012), then he will be entitled to vesting acceleration of 50% of any then-unvested shares subject to the option.
For purposes of the stock option agreement with Mr. Amster:
“Involuntary termination” is defined as the termination of Mr. Amster’s service by reason of (i) the involuntary discharge of Mr. Amster by our company for reasons other than cause or death or disability or (ii) his voluntary resignation following (a) the material reduction in authority and responsibility with our company (it being understood that a material reduction in authority and responsibility shall not be deemed to have occurred as long as he retains substantial senior executive responsibilities in the same line of business that he was involved with immediately prior to a change in control), (b) a reduction in his base salary by more than 10% or (c) a request by our company that he relocate by more than 50 miles.
“Change in control” is defined as (i) the consummation of a merger or consolidation of our company with or into another entity or (ii) the dissolution, liquidation or winding up of our company. The foregoing notwithstanding, a merger or consolidation of our company shall not constitute a “change in control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were our stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of our capital stock immediately prior to such merger or consolidation.
“Cause” is defined as (i) an intentional and unauthorized use or disclosure by Mr. Amster of our confidential information or trade secrets, which use or disclosure causes material harm to our company, (ii) a material breach by Mr. Amster of any agreement between him and our company, (iii) a material failure by Mr. Amster to comply with our written policies or rules, (iv) Mr. Amster’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (v) Mr. Amster’s gross negligence or willful misconduct, (vi) a continuing failure by Mr. Amster to perform assigned duties after receiving written notification of such failure from our board of directors or (vii) a failure by Mr. Amster to cooperate in good faith with a governmental or internal investigation of our company or its directors, officers or employees, if our company has requested his cooperation.
Agreements with Adam C. Spiegel
In February 2011, Mr. Spiegel’s then outstanding stock options were amended to include vesting acceleration of 50% of any then-unvested shares subject to each of his options (including any shares purchased by Mr. Spiegel prior to vesting, but subject to our company’s right of repurchase) in the event of an involuntary termination within 12 months after a change in control. The definitions of “involuntary termination,” “change in control” and “cause” are the same as in the agreement with Mr. Amster. Mr. Spiegel intends to resign from all positions he holds with the Company as of May 1, 2013, in connection with which he entered into a separation agreement with the Company on March 7, 2013, pursuant to which he will be entitled to certain severance payments and other benefits.

The following table describes the potential benefits to which our named executive officers would be entitled under the arrangements described above, assuming that each such officer’s employment terminated as of December 31, 2012. Messrs. Barhydt, Roberts, Swank, Linde and Reidy were not entitled to any benefits upon a termination of employment on December 31, 2012.

Name	Benefit	Involuntary Termination Following a Change in Control
John A. Amster	Option Acceleration (1)	$—	(2)
	Total Value	$—
Adam C. Spiegel	Restricted Stock Acceleration (3)	$113,000
	Option Acceleration (1)	276,062
	Total Value	$389,062

___________________

(1)
The value of option acceleration shown in the table above assumes that the termination of the named executive officer’s employment occurred on December 31, 2012, and was calculated by multiplying the number of unvested option shares accelerated by the difference between $9.04, the closing price of our common stock on December 31, 2012, the last trading day of the year, and the exercise price of the option.

(2)
Because the closing price of our common stock on December 31, 2012 exceeded the exercise price of Mr. Amster’s January 2011 option grant, no value is attributable to his vesting acceleration benefit under the assumptions described above.

(3)
The value of restricted stock acceleration shown in the table above assumes that the termination of the named executive officer’s employment occurred on December 31, 2012, and was calculated by multiplying the number of unvested shares accelerated by $9.04, the closing price of our common stock on December 31, 2012, the last trading day of the year.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
Accompanying this proxy statement and posted on our website with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, are available free of charge on the investor relations portion of our website at http://ir.rpxcorp.com/annual-proxy.cfm. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:
Investor Relations
RPX Corporation
One Market Plaza, Suite 800
San Francisco, CA 94105
or
call (415) 418-2563
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.
The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.

The Board of Directors of RPX Corporation
San Francisco, California
April 29, 2013

RPX Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time THE DAY PRIOR TO THE MEETING.

Vote by Internet

- Go to **www.investorvote.com/RPXC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that you vote "FOR" the director nominees named in Proposal 1, and "FOR" Proposal 2.

+

1. To elect three Class II directors
   Nominees: 01 - John A. Amster 02 - Geoffrey T. Barker 03 - Steven L. Fingerhood

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

+

01N1EB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — RPX CORPORATION

Annual Meeting of Stockholders — June 11, 2013
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Ned Segal and Martin E. Roberts, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of RPX Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 11, 2013, at 10:00 a.m. local time, at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be marked, dated and signed, on the other side.)